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                          SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this "AGREEMENT") is dated as of March 24, 2006, among North American Palladium Ltd., a company incorporated under the Canada Business Corporations Act (the "COMPANY"), and each of the purchasers identified on the signature pages hereto (each a "PURCHASER" and, collectively, the "PURCHASERS").

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agrees as follows:

                                   ARTICLE I.
                                   DEFINITIONS

        1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this SECTION 1.1:

                "AMEX" means the American Stock Exchange.

                "ACTUAL MINIMUM" means, as of any date, the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full or full repayment in Common Shares of all Notes and exercise of all Warrants and Additional Units (including pursuant to the Unit Warrants), ignoring any limits on the number of Common Shares that may be owned by a Purchaser at any one time and (a) assuming that (i) any previously unconverted Notes are held until the final repayment date applicable thereto and all interest payments thereon are paid in Common Shares, and (ii) the Closing Price at all times on and after the date of determination equals 100% of the actual Closing Price on the Trading Day immediately prior to the date of Initial Closing, and (b) giving effect to the Conversion Price (as defined in the Note) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter; provided, however, that prior to the issuance of the Notes, the Conversion Price for such Notes will be assumed to equal US$12.18 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events).

                "ADDITIONAL UNITS" means the units each consisting of (i) a Note and (ii) a Warrant to acquire Common Shares, issuable upon exercise of the Unit Warrants.

                "AFFILIATE" of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Purchaser, any investment fund or

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managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

                "BUSINESS DAY" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in New York City or Toronto, Canada are authorized or required by law or other governmental action to close.

                "CANADIAN GAAP" means Canadian generally accepted accounting principles, as recognized by the Canadian Institute of Chartered Accountants, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated.

                "CANADIAN SECURITIES LAWS" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada.

                "CAPITAL LEASE" means, with respect to the Company and its Subsidiaries, any lease of any property that, in accordance with Canadian GAAP, is classified and accounted for as a capital lease on a consolidated balance sheet of the Company and its Subsidiaries.

                "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on an Eligible Market, the closing bid price per Common Share for such date (or the nearest preceding date) on the primary Eligible Market; or
(b) if the Common Shares are not then listed or quoted on an Eligible Market, the closing bid price per Common Share for such date (or the nearest preceding date) on the TSX; or (c) in all other cases, the fair market value of a Common Share as determined by an independent appraiser selected in good faith jointly by the Purchasers and the Company, the cost of which shall be paid by the Company.

                "COMMISSION" means the U.S. Securities and Exchange Commission.

                "COMMON SHARE EQUIVALENTS" mean, collectively, Common Shares, Options and Convertible Securities.

                "COMMON SHARES" means the common shares of the Company and any securities into which they may be reclassified or for which they may be exchanged.

                "COMPANY CANADIAN COUNSEL" means Gowling Lafleur Henderson LLP, Canadian counsel to the Company.

                "COMPANY U.S. COUNSEL" means Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Company.

                "CONTINGENT OBLIGATION" means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other payment obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (a) to purchase or pay (or advance or supply funds for the

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purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay), (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or
(c) to pay any royalty or make any other payment out of the proceeds from the mining, production or sale of palladium or other minerals; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business obligations.

                "CONVERTIBLE SECURITIES" means any evidence of indebtedness, shares, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

                "DEBT" means, with respect to the Company and its Subsidiaries at any date and without duplication, any of the following: (a) all liabilities, obligations and indebtedness for money borrowed; (b) all obligations to pay the deferred purchase price of property or services of any Person; (c) all obligations secured by a Lien on any asset of the Company or its Subsidiaries, other than Permitted Liens; (d) all Contingent Obligations, including any asserted claim with respect to any indemnified matter; (e) obligations in the form of earn-out obligations to be paid in cash; (f) all obligations under Capital Leases; (g) all obligations, contingent or otherwise, relative to the face amount of letters of credit, whether or not drawn, including any reimbursement obligation with respect thereto; (h) all obligations incurred pursuant to Hedging Agreements; (i) any synthetic lease or other lease obligations; (j) any obligations in respect of off-balance-sheet agreements or transactions that are in the nature of, or in substitution of, financings; (k) any other item that would be required to be classified as a liability in an audited financial statement under Canadian GAAP (other than deferred revenue and other than judgments subject to appeal and bonded); (l) [omitted]; (m) all obligations under any partnership agreement, employment agreement (other than wages paid in the ordinary course), joint venture agreement, or any other contract or agreement; and (n) any indebtedness or other obligations of the type specified in any of the foregoing classes, the payment or collection of which has been guaranteed or in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, including liable by way of agreement to purchase products or securities, to provide funds for payment, to maintain working capital or other balance sheet conditions or otherwise to assure a creditor against loss.

                "DISCLOSURE LETTER" means the letter prepared by the Company and delivered to the Purchasers with this Agreement that provides the information required by this Agreement to be set forth in the Disclosure Letter and that lists each exception to, or other information called for by, a representation or warranty made by the Company in this Agreement; provided, however, that the Disclosure Letter shall modify a representation or warranty made by the Company in this Agreement if and only to the extent that it (a) identifies the specific representation or warranty affected by a matter disclosed in the Disclosure Letter and (b) describes the matter and the manner in which it modifies a representation or warranty with reasonable particularity.

                "EFFECTIVE DATE" means the date that the applicable Underlying Shares Registration Statement is first declared effective by the Commission.

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                "ELIGIBLE MARKET" means any of the AMEX, the New York Stock
Exchange, the Nasdaq National Market, or the Nasdaq Capital Market.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "EXCLUDED STOCK" means any Common Shares or Common Share Equivalents issued or issuable (a) upon the issuance of Common Share Equivalents to, or exercise of Common Share Equivalents by, officers, directors or employees of, or consultants to, the Company, in each case pursuant to a bona fide incentive plan approved at any time by the Company's board of directors if and only to the extent that grants of Common Share Equivalents, stock appreciation rights or similar benefits made after the date of this Agreement under such plans (including without limitation the aggregate number of Options, restricted shares of Common Stock and stock appreciation rights granted under such plans and at any time outstanding relative to the number of shares of Common Stock then outstanding, the method of pricing of grants and terms for their vesting) are generally consistent with the Company's employee benefit practices over the period from January 1, 2003 to December 31, 2005, (b) upon the issuance of Common Shares with favorable flow-through tax treatment relating to Canadian exploration expenses under the Income Tax Act (Canada), or (c) in connection with a bona fide transaction involving a merger or acquisition of an entity, business or assets, not principally for the purpose of obtaining cash (including, for greater certainty, the Common Shares issuable to Gold Fields in connection with the Company and Gold Field's joint venture property in Finland).

                "GOLD FIELDS" means Gold Fields Exploration BV.

                "HEDGING AGREEMENT" means any agreement or arrangement designed to protect against fluctuations in palladium values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or modified.

                "INITIAL CLOSING" has the meaning specified in SECTION 2.2(A).

                "INITIAL CLOSING DATE" has the meaning specified in SECTION 2.2(A).

                "INITIAL UNITS" means the units each consisting of (i) a Note, and (ii) a Warrant to acquire up to 41.0462 Common Shares for each US$1,000 of Notes purchased (including a proportional number of Common Shares for any fractions thereof), to be issued pursuant to this Agreement.

                "KFOC" means Kaiser-Francis Oil Company.

                "KFOC COUNSEL" means Frederic Dorwart, Lawyers of Tulsa,
Oklahoma.

                "KFOC CREDIT FACILITY" means that certain loan agreement dated as of November 30, 2001, by and among KFOC, the Company and Lac des Iles Mines Ltd., a Subsidiary of the Company, and the related promissory note, security agreement, financing

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statements and other loan documents, all as amended through the date hereof and as the same may be amended by the loan parties thereto.

                "LIEN" means any lien, mortgage, pledge, charge, claim, security interest, encumbrance, right of first refusal or other restriction upon or in any property or assets (including accounts and contract rights).

                "LOSSES" means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

                "NEW PURCHASER" means [new purchaser].

                "NEW PURCHASER COUNSEL" means Proskauer Rose LLP.

                "NOTES" means the Series 1 Senior Convertible Notes issued by the Company to the Purchasers hereunder in the form of EXHIBIT A.

                "OPTIONS" means any rights, warrants or options to subscribe, directly or indirectly for or purchase Common Shares or Convertible Securities.

                "PERMITTED DEBT" means (a) up to US$21,500,000 under that certain Credit Facility between the Company and General Electric as in effect as of the date hereof, (b) up to US$8,000,000 incurred in the ordinary course of business under a joint venture in Finland or Espanola, Ontario in which the Company has statutory and/or regulatory obligations relating to reclamations,
(c) trade payables incurred by the Company in the ordinary course of business not outstanding for more than 120 calendar days, (d) Capital Leases and leases relating to real property incurred by the Company in the ordinary course of business, (e) prepaid delivery by the Company of concentrate to smelters and refiners, (f) loans or advances to Subsidiaries, (g) bona fide Hedging Agreements incurred in connection with the operation of the Company's business and against assets or proven reserves of the Company, (h) royalties disclosed by the Company in the Disclosure Letter, (i) before the earlier of June 30, 2006 and the Second Closing only, up to US$13,500,000 under the KFOC Credit Facility, plus any interest accrued and fees thereon, if any, and (j) any refinancing, renewal or extension of any Debt described in (a), (b), (d) and (f) hereof provided such refinancing, renewal or extension is not less favorable to the Company than the arrangements in effect on the date hereof (excluding differences in interest rates caused by general changes in borrowing rates).

                "PERMITTED LIENS" means (a) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (b) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (c) any Lien securing Permitted Debt, any Debt set forth on SCHEDULE 3.1(Z) of the Disclosure Letter or any Debt that the Company is permitted to incur under SECTION 4.15 of this Agreement, and (d) any minor imperfection of title or similar Lien which individually or in the

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aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business.

                "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                "PROCEEDING" means any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B.

                "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of Common Shares then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon conversion in full or full repayment in Common Shares of all Notes and exercise of all Warrants and Additional Units (including pursuant to the Unit Warrants), ignoring any limits on the number of Common Shares that may be owned by a Purchaser at any one time and (a) assuming that (i) any previously unconverted Notes are held until the final maturity date applicable thereto and all interest payments thereon are paid in Common Shares, and (ii) the Closing Price at all times on and after the date of determination equals the actual Closing Price on the Trading Day immediately prior to the date of Closing, and
(b) giving effect to the Conversion Price (as defined in the Note) as in effect on such date, without regard to potential changes in the Closing Price that may occur thereafter; provided, however, that prior to the issuance of the Notes, the Conversion Price for such Notes will be assumed to equal US$12.18 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar events).

                "RESTRICTED DEBT AMOUNT" means, on a consolidated basis, US$25,000,000, which amount shall be increased (a) upon expiration of the Unit Warrants, by that amount equal to US$10,000,000 less the amount of Notes purchased pursuant to exercise(s) of the Unit Warrants, and further (b) on March 24, 2008, by US$10,000,000 if by that date all payments due and payable between the Initial Closing and such date pursuant to the Transaction Documents have been paid and less than 40% of the aggregate principal amount of the Notes that have been issued remains outstanding.

                "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                "SECOND CLOSING" has the meaning specified in SECTION 2.2(B).

                "SECOND CLOSING DATE" has the meaning specified in SECTION
2.2(B).

                "SECURITIES" means the Unit Warrants, the Notes, the Warrants, the Initial Units, the Additional Units and the Underlying Shares issued or issuable to the applicable Purchaser pursuant to the Transaction Documents.

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                "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

                "SUBSEQUENT PLACEMENT" means any instance in which the Company or any Subsidiary directly or indirectly offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of) any of its or any Subsidiary's equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents.

                "SUBSIDIARIES" means the Company's wholly-owned subsidiaries, Lac des Iles Mines Ltd. and North American Palladium Finland Oy, and any other subsidiaries of the Company hereinafter created (it being understood that the representations and warranties in Article III are made only as to the Subsidiaries in existence on the date such representations and warranties are made).

                "TRADING DAY" means (a) any day on which the Common Shares are listed or quoted, and traded, on the AMEX, or (b) if the Common Shares are not then listed or quoted, and traded, on the AMEX, then any Business Day.

                "TRADING MARKET" means the AMEX, the TSX or any other national securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted.

                "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Registration Rights Agreement, the Warrants, the Unit Warrants and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder or thereunder.

                "TSX" means the Toronto Stock Exchange.

                "UNDERLYING SHARES" means the Common Shares issuable (a) upon conversion of the Notes and upon exercise of the Warrants (including the Notes and Warrants issuable upon exercise of the Unit Warrants), (b) as payment of principal and/or interest under the Notes, and (c) in satisfaction of any other obligation (if any) of the Company to issue Common Shares pursuant to the Transaction Documents.

                "UNDERLYING SHARES REGISTRATION STATEMENT" means any registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of Underlying Shares by the Purchasers.

                "UNITS" means, collectively, the Initial Units and the Additional Units.

                "UNIT WARRANTS" means the Additional Unit warrants, in the form of EXHIBIT F.

                "VOLUME WEIGHTED AVERAGE PRICE" or "VWAP" means, with respect to any particular Trading Day, the volume weighted average trading price per Common Share on such Trading Day on the primary Eligible Market on which the Common Shares are traded on such

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Trading Day, as reported by Bloomberg, L.P., or any successor thereto performing similar functions.

                "WARRANTS" means the Common Share purchase warrants, in the form of EXHIBIT C.

                                  ARTICLE II.
                                PURCHASE AND SALE

        2.1     PURCHASE AND SALE OF THE UNITS.

                (a)     INITIAL CLOSING.

                        Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, at the Initial Closing, for the aggregate purchase price set forth opposite such Purchaser's name on SCHEDULE A hereto under the heading "Initial Purchase Price":

                        (i) an Initial Unit, consisting of a Note and a Warrant in the amounts set forth on SCHEDULE A hereto; and

                        (ii) a Unit Warrant exercisable for an Additional Unit consisting of a Note and a Warrant in the amounts set forth on SCHEDULE A hereto.

                (b)     SECOND CLOSING.

                        (i) Subject to the terms and conditions of this Agreement and the option of New Purchaser set forth in SECTION 2.1(B)(II), at any time on or prior to June 30, 2006, the Company shall have the option to sell to KFOC, and if exercised KFOC shall purchase, at the Second Closing all or any portion of an additional Initial Unit (the "ADDITIONAL DEBT UNIT") consisting of a Note and Warrant in the amounts set forth on SCHEDULE A for an aggregate purchase price equal to the principal amount of the Note purchased thereby (the "SECOND CLOSING PURCHASE PRICE").

                        (ii) The notice required of the Company under SECTION 2.3(B) of this Agreement to exercise its option to require KFOC to purchase the Additional Debt Unit shall also be delivered by the Company to New Purchaser on the date on which it is given to KFOC. New Purchaser shall then have the option, exercisable by notice to KFOC and the Company delivered within three Trading Days of receipt of the Company's notice, to elect to purchase from the Company up to one-half the Additional Debt Unit, which election, when made, shall be binding on New Purchaser and shall absolve KFOC of any obligation to purchase that portion of the Additional Debt Unit that New Purchaser shall elect to purchase.

                (c)     UNIT WARRANT CLOSING.

                        Subject to the terms of the Unit Warrants, each Purchaser shall have the option to exercise such Purchaser's Unit Warrant at a Unit Warrant Closing.

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        2.2     CLOSING.

                (a)     INITIAL CLOSING.

                         The purchase and sale of the Initial Unit and the Unit
Warrant pursuant to the terms of SECTION 2.1(A) (the "INITIAL CLOSING") shall take place at the offices of New Purchaser Counsel in New York City, New York, at 10:00 A.M. (New York City Time) on the date each of the conditions set forth in SECTION 2.3(A) have been satisfied, or at such other time and place as the Company and the Purchasers mutually agree upon in writing (the "INITIAL CLOSING DATE").

                (b)     SECOND CLOSING.

                        The purchase and sale of an Additional Debt Unit pursuant to the terms of SECTION 2.2(A) (the "SECOND CLOSING") shall take place at the offices of New Purchaser Counsel in New York City, New York, if New Purchaser has exercised the option provided it in SECTION 2.1(B)(II). If such option shall not be exercised, the Second Closing shall take place at the offices of KFOC Counsel in Tulsa, Oklahoma. In either case, the Second Closing shall take place as provided in SECTION 2.3(B), at 10:00 A.M. (New York City
Time) on the date each of the conditions set forth in SECTION 2.3(B) have been satisfied, or at such other time and place as the Company and KFOC (and, if New Purchaser has exercised its option provided in SECTION 2.1(B)(II), New Purchaser) have mutually agreed upon in writing (the "SECOND CLOSING DATE").

                (c)     UNIT WARRANT CLOSING.

                        Upon the exercise of any Unit Warrant, the Company will hold an additional closing (each, a "UNIT WARRANT CLOSING") pursuant to the terms of, and on the dates indicated by, SECTIONS 4 and 5(A) of the Unit Warrants (each, a "UNIT WARRANT CLOSING DATE").

        2.3     CLOSING DELIVERIES.

                (a)     INITIAL CLOSING DELIVERIES.

                        At the Initial Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                        (i) a Note registered in the name of such Purchaser (or such other name as such Purchaser may direct in writing) in the principal amount indicated opposite such Purchaser's name on SCHEDULE A hereto under the heading "Initial Unit - Principal Note Amount";

                        (ii) a Warrant, registered in the name of such Purchaser (or such other name as such Purchaser may direct in writing), pursuant to which such Purchaser shall have the right to acquire the number of Common Shares indicated on SCHEDULE A hereto under the heading "Initial Unit - Warrant Shares;

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                        (iii)   a Unit Warrant, registered in the name of such
                Purchaser (or such other name as such Purchaser may direct in writing), as set forth in SECTION 2.1(A)(II) above, entitling such Purchaser to be issued (A) a Note in the principal amount indicated opposite such Purchaser's name on SCHEDULE A hereto under the heading "Additional Unit - Principal Note Amount", and
                (B) a Warrant exercisable for the number of Common Shares indicated on SCHEDULE A hereto under the heading "Additional Unit - Warrant Shares;"

                        (iv) the Registration Rights Agreement duly executed by the Company;

                        (v) the legal opinion of Company U.S. Counsel, in the form of EXHIBIT D-1, executed by such counsel, and the legal opinion of Company Canadian Counsel, in the form of EXHIBIT E-1, executed by such counsel, and delivered to the Purchasers;

                        (vi) written evidence that both the AMEX and the TSX have approved the transactions contemplated by the Transaction Documents; and

                        (vii) any other documents reasonably requested by the Purchasers, New Purchaser Counsel or KFOC Counsel in connection with the Initial Closing.

                        At the Initial Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                        (i) the purchase price set forth opposite such Purchaser's name on SCHEDULE A hereto under the heading "Initial Purchase Price," in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                        (ii) the Registration Rights Agreement duly executed by such Purchaser; and

                        (iii) any other Transaction Document to which such Purchaser is a signatory, duly executed by such Purchaser.

                (b)     SECOND CLOSING DELIVERIES.

                        At any time on or prior to June 23, 2006, the Company may exercise its option to require a Second Closing by delivering to KFOC and New Purchaser a written notice setting forth the portion of the Additional Debt Unit that the Company wishes to sell at the Second Closing and the date of the Second Closing, which shall be not more than ten Trading Days nor less than five Trading Days after the date of delivery of the notice. At the Second Closing, the Company shall deliver or cause to be delivered to the Purchaser or Purchasers of the Additional Debt Unit the following:

                        (i) one or more Notes, each registered in the name of the applicable Purchaser (or such other name as such Purchaser may direct in writing) in the

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                amount of the Additional Debt Unit that such Purchaser shall have elected to purchase pursuant to SECTION 2.1(B);

                        (ii) one or more Warrants, registered in the name of the applicable Purchaser (or such other name as such Purchaser may direct in writing), pursuant to which such Purchaser shall have the right to acquire the number of Common Shares as indicated on SCHEDULE A hereto under the heading "Additional Debt Unit - Warrant Shares", reduced proportionately to the extent that such Purchaser is purchasing less than $13,500,000 in principal amount of Notes at such Second Closing;

                        (iii) the legal opinion of Company U.S. Counsel, in the form of EXHIBIT D-2, executed by such counsel, and the legal opinion of Company Canadian Counsel, in the form of EXHIBIT E-2, executed by such counsel, and delivered to each Purchaser that purchases a portion of the Additional Debt Unit;

                        (iv) a wire transfer to KFOC in an amount equal to the lesser of the Second Closing Purchase Price paid or payable to the Company for the Additional Debt Unit to be purchased at the Second Closing or the amount outstanding under the KFOC Credit Facility, to be paid in repayment of debt to KFOC pursuant to KFOC Credit Facility; and

                        (v) any other documents reasonably requested by New Purchaser or KFOC or their counsel in connection with the Second Closing.

                At the Second Closing, each Purchaser purchasing a portion of the Additional Debt Unit shall deliver or cause to be delivered to the Company its portion of the Second Closing Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                (c)     UNIT WARRANT CLOSING DELIVERIES.

                At any Unit Warrant Closing, the Company shall deliver or cause to be delivered to each Purchaser participating in such Unit Warrant Closing, and each participating Purchaser shall deliver or cause to be delivered to the Company, those deliveries contemplated by SECTIONS 4 and 5(A) of the Unit Warrants.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

        3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each of the
Purchasers:

                (a) SUBSIDIARIES. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity other than the Subsidiaries. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Lien other than those listed on
Schedule 3.1(a) of
the Disclosure Letter, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                (b) ORGANIZATION AND QUALIFICATION. Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own, lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation and bylaws, as amended. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have, or could reasonably be expected to result in, a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company or any Subsidiary's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors (except as expressly contemplated by SECTIONS 4.6 and 4.21 hereof) or its shareholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

                (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected), or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including without limitation Canadian or U.S. federal, provincial, state, local and foreign securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

                (e) FILINGS, CONSENTS AND APPROVALS. Except for the approval of KFOC under the KFOC Credit Agreement, which approval KFOC has previously provided, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or Canadian federal, national, state, provincial, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required under SECTION 4.9, (ii) the filing with the Commission of any Underlying Shares Registration Statement, (iii) the application(s) to each Trading Market for the listing of the Securities for trading thereon in the time and manner required thereby, (iv) applicable Blue Sky filings, (v) the filing with the Commission of one or more notices on Form D under the Securities Act, which will be completed promptly after the Initial Closing, (vi) any Material Change Report that may be required by OSC Rule 61-501 concerning the transactions contemplated by this Agreement and (vii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "REQUIRED APPROVALS").

                (f) ISSUANCE OF THE SECURITIES. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable (with respect to the Underlying Shares), free and clear of all Liens and shall not be subject to preemptive rights or similar rights of shareholders. The Securities, when issued and paid for in accordance with the Transaction Documents, will be issued in compliance with applicable securities laws, rules and regulations and the issuance and sale of the Securities contemplated by the Transaction Documents does not conflict with any rules or regulations of the Trading Markets. The Company has reserved from its duly authorized share capital a number of Common Shares for issuance upon the conversion or exercise of the Securities at least equal to the Required Minimum on the date hereof. The issuance of the Securities to the Purchasers will not subject either of the Purchasers to any liability or obligation of any kind in respect of or relating to the operation of the business of the Company. The Purchasers shall be entitled to all rights accorded to the holders of the Securities under applicable Canadian or U.S. law. The Securities comply with the provisions of the Canada Business Corporations Act. No registration, filing or recording is necessary under the laws of Canada or any Canadian province in order to permit the valid offer, issue and sale of the Securities in the manner contemplated by this Agreement or to preserve or protect the validity or enforceability of the Securities.

                (g) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding share capital, options and other securities of the Company (whether or not presently convertible into, or exercisable or exchangeable for, shares in the capital stock of the Company) is set forth in
SCHEDULE 3.1(G) of the Disclosure Letter. All outstanding shares of capital of the Company have been duly authorized, validly issued fully paid and are nonassessable and have been issued in compliance with all applicable U.S. federal and state securities laws and Canadian Securities Laws and Canadian corporate laws. Except as a result of the purchase and sale of the Securities and except as disclosed in SCHEDULE 3.1(G) of the Disclosure Letter there are no outstanding options, warrants, pre-emptive or similar rights, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into, or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares, or securities or rights convertible into, or exercisable or exchangeable for, Common Shares. Except as disclosed in SCHEDULE 3.1(G) of the Disclosure Letter there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in SCHEDULE 3.1(G) of the Disclosure Letter, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Shares, ignoring for such purposes any limitation on the number of Common Shares that may be owned at any single time. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any Common Shares or, except as specifically disclosed in SCHEDULE 3.1(G) of the Disclosure Letter any agreement granting registration rights to any person with respect to any of its equity or debt securities.

                (h) TAXES. The Company and the Subsidiaries have prepared and timely filed all income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with Canadian GAAP for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries. All tax returns are true and correct in all material respects. Except as set forth in SCHEDULE 3.1(H) of the Disclosure Letter, all taxes shown to be due and payable by the Company or the Subsidiaries have been paid or will be paid prior to the time they become delinquent. To the Company's knowledge there is no liability for any tax to be imposed upon its or any of its Subsidiaries' properties or assets as of the date of this Agreement for which adequate provision has not been made. No material tax returns of the Company have been audited and, to the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's or the Subsidiaries material taxes is pending.

                (i) REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports (including by furnishing Current Reports on Form 6-K) required to be filed by it under the Securities Act and the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and the Disclosure Letter, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Purchasers, prior to the execution and delivery of this Agreement, a copy of any SEC Report filed by the Company within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects (except as disclosed in SCHEDULE 3.1(I) of the Disclosure Letter) with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed with the Commission are included as part of or specifically identified in the SEC Reports. Each press release disseminated during the 12 months preceding the date hereof did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company is a reporting issuer in good standing under the securities laws of each of the provinces of Canada, and no material change relating to the Company has occurred with respect to which a material change report has not been filed under Canadian Securities Laws and no such disclosure has been made on a confidential basis. As of March 24, 2006, the Company is up to date on all of its Canadian securities filings and none of the documents filed by or on behalf of the Company with Canadian securities regulators in each of the provinces where the Company is a reporting issuer contains any misrepresentation, as defined under the Securities Act (Ontario). The documents filed under the Canadian Securities Laws comply in all material respects with the requirements of Canadian Securities Laws.

                (j) MATERIAL CHANGES. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than liabilities not required to be reflected in the Company's financial statements pursuant to Canadian GAAP, disclosed in filings made with the Commission or liabilities incurred by it in the ordinary course of its business that, individually or in the aggregate, has not had nor could be expected to result in a Material Adverse Effect, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans.

                (k) LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION"), except as disclosed in SCHEDULE 3.1(K) of the Disclosure Letter, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. SCHEDULE 3.1(K) of the Disclosure Letter contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened, proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. Except as disclosed in SCHEDULE 3.1(K) of the Disclosure Letter, neither the Company nor any Subsidiary nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                (l) COMPLIANCE. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, Canadian, federal, state, provincial and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have, or could reasonably be expected to result in, a Material Adverse Effect.

                (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. or Canadian federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                (n) TITLE TO ASSETS. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and except as disclosed in
SCHEDULE 3.1(N) of the Disclosure Letter. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except where any such non-compliance is not material and does not interfere with the use made and proposed to be made of such property and facilities.

                (o) PATENTS AND TRADEMARKS. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable, except for failures which, individually or in the aggregate could not have a Material Adverse Effect.

                (p) INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                (q) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                (r) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (s) SOLVENCY. Based on the financial condition of the Company immediately following the Initial Closing Date, the Second Closing Date and any Unit Warrant Closing Date, as applicable, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                (t) CERTAIN FEES. Except for the fees described in SCHEDULE 3.1(T) of the Disclosure Letter, all of which are payable to registered broker-dealers, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

                (u) INVESTMENT COMPANY; FIRPTA. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

                (v) FORM F-10 ELIGIBILITY. Pursuant to the Canada-U.S. Multi-Jurisdictional Disclosure System, the Company is eligible to register its Common Shares for resale by the Purchasers under Form F-10 promulgated under the Securities Act.

                (w) LISTING AND MAINTENANCE REQUIREMENTS. The Common Shares are listed and posted for trading on the TSX and AMEX and the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements, except with respect to Section 121A(f) of the AMEX Company Guide, from which the Company has received a waiver from AMEX pursuant to Section 110 of the AMEX Company Guide.

                (x) REGISTRATION RIGHTS. Except as set forth on SCHEDULE 3.1(X) of the Disclosure Letter, the Company has not granted or agreed to grant to any Person any rights

(including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                (y) APPLICATION OF TAKEOVER PROTECTIONS. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles or certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

                (z) DEBT. Except as set forth on SCHEDULE 3.1(Z) of the Disclosure Letter and the Permitted Debt, the Company does not have any Debt. Neither the Company nor any Subsidiary is in default with respect to any Debt, nor has any event occurred that would cause (including after passage of time, delivery of notice, or both) a default under any Debt.

                (aa) NO MANIPULATION; DISCLOSURE. Neither the Company nor any of its Subsidiaries nor any of its officers or directors nor any Person acting on its or their behalf, has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company. The Company confirms that neither it nor any other Person acting on its behalf, has provided the New Purchaser or any of its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the New Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. As of the date of this Agreement, there is no material information concerning the Company that has not been publicly disclosed by the Company. The Company confirms that neither it nor any other Person acting on its behalf, has provided KFOC or any of its Affiliates or any of their respective agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that KFOC will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Letter, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act). The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in SECTION 3.2. The Company acknowledges and agrees that no Purchaser makes or has made any statement, commitment or promise to the Company or, to its knowledge, any of its representatives

(including any promises or commitments to make any additional investment in the Company), which is or was an inducement to the Company to enter into this Agreement or otherwise, other than those set specifically set forth in SECTION 3.2.

                (bb) ACKNOWLEDGMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers' purchase of the Securities. Without limiting the generality of the foregoing, the Company confirms that (i) during the course of KFOC's involvement as a Purchaser, neither KFOC nor any of its Affiliates has advised the Company regarding the transactions contemplated by this Agreement or participated in any of the Company's deliberations with respect to the same or otherwise exercised any control or influence over the Company's decision to enter into this Agreement and engage in the transactions contemplated hereby, and to the extent that KFOC or any of its Affiliates may be a fiduciary of the Company and/or its shareholders, to the knowledge of the Company, neither KFOC nor any of its Affiliates have breached its fiduciary duty, if any; and (ii) during the course of KFOC's involvement as a Purchaser, Mr. Steve Berlin, who was previously an Affiliate of KFOC, has not advised the Company regarding the transactions contemplated by this Agreement, and following the practice of the board of directors (the "BOARD") of the Company in circumstances where a director may have a direct or indirect interest in a matter being considered by the Board, he was not present nor did he participate in any deliberations or vote regarding, or otherwise exercise any control or influence over, the Company's decision to enter into this Agreement and engage in the transactions contemplated hereby, and to the knowledge of the Company Mr. Berlin has not breached his fiduciary duty.

                (cc) ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 3.1(CC) of the Disclosure Letter, and except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the Company and its Subsidiaries is in violation of any applicable law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (ii) each of the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or its Subsidiaries, and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company and its Subsidiaries relating to Hazardous

Materials or any Environmental Laws. Except as disclosed in SCHEDULE 3.1(CC) of the Disclosure Letter, none of the Company and its Subsidiaries is the subject of any international, foreign, federal, provincial, municipal or private action, suit, litigation, grievance, arbitration proceeding, governmental proceeding, investigation or claim involving a demand for damages or other potential liability with respect to violations of Environmental Laws.

                (dd) MINING RIGHTS. All interests in mining leases and mining claims, concessions, exploitation or extraction rights ("MINING RIGHTS") of the Company or the Subsidiaries that are held by the Company or the Subsidiaries, are in good standing, are valid and enforceable, are free and clear of any material liens or charges and, except for the royalties described in SCHEDULE 3.1(DD) of the Disclosure Letter, no material royalty is payable in respect of any of them. No other property rights are necessary for the conduct of the Company's or the Subsidiaries' business as currently conducted, and there are no material restrictions on the ability of the Company or the Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law. Mining Rights held by the Company or its Subsidiaries cover the properties required by the Company for such purposes. Subject to obtaining and maintaining permits therefore, the Company or its Subsidiaries are entitled to extract minerals from its mines.

                (ee) MINERAL RESERVES. The information set forth in the Company's Renewal Annual Information Form dated March 29, 2005 relating to the estimates by the Company and the Subsidiaries of the proven and probable mineral reserves and mineral resources has been prepared in accordance with the Canadian industry standards set forth in National Instrument 43-101 - "Standards of Disclosure for Mineral Projects". The method of estimating the mineral reserves and resources has been verified by mining experience and the information upon which the estimates of reserves and resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material adverse changes to such information since the date of delivery or preparation thereof.

                (ff) RANKING. Except as set forth on SCHEDULE 3.1(FF) of the Disclosure Letter and except for Permitted Debt, as of the date of this Agreement, no Debt of the Company is senior to or pari passu with the Notes in right of payment, whether with respect to principal, interest or upon liquidation or dissolution, or otherwise.

                (gg) EMPLOYEE MATTERS. Except as disclosed in SCHEDULE 3.1(GG) of the Disclosure Letter, no material strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or the Subsidiaries.

                (hh) NO PUBLIC SALE OR DISTRIBUTION. Except with respect to offers and sales to Institutional Accredited Investors (as defined below) within the United States in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has made or will make any offer to sell, or any solicitation of an offer to buy, any Notes, Warrants or Unit Warrants. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has engaged in or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Notes,

Warrants or Unit Warrants, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. Except with respect to the offer and sale of the Notes, Warrants and Unit Warrants offered hereby, the offer of securities of the Company to Gold Fields, and offers and sales of Common Shares pursuant to the Company's employee benefit plans, the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States.

        3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, as to itself only and for no other Purchaser, hereby represents and warrants to the Company as follows:

                (a) ORGANIZATION. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.

                (b) AUTHORITY; ENFORCEMENT. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

                (c) NO PUBLIC SALE OR DISTRIBUTION. Such Purchaser is (i) acquiring the Notes, the Warrants and the Unit Warrants and (ii) upon conversion and/or repayment of the Notes and exercise of the Warrants and the Unit Warrants, will acquire the Underlying Shares issuable upon such conversion, repayment and/or exercise, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold securities for any period of time.

                (d) PURCHASER STATUS. Such Purchaser is an institutional "accredited investor" within the meaning of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act (an "INSTITUTIONAL ACCREDITED INVESTOR"), an "accredited investor" as defined in National Instrument 45-106 of the Canadian Securities Laws or an investor purchasing under the minimum amount investment exemption if required for Canadian purposes, and is also a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or a "large" Institutional Accredited Investor within the meaning of the Black Box, Inc. and Squadron, Ellenoff, Pleasant & Lehrer SEC No-Action Letters (available June 26, 1990 and February 28, 1992, respectively).

                (e) RELIANCE ON EXEMPTIONS. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of U.S. federal and state securities laws and (ii) the prospectus and registration requirements of Canadian Securities Laws, and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

                (f) NO GENERAL SOLICITATION. Such Purchaser acknowledges that it is not purchasing the Notes, the Unit Warrants and the Warrants as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the Securities Act.

                (g) ACCESS TO INFORMATION. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provisions of this
SECTION 3.2, shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                (h) NO GOVERNMENT REVIEW. Such Purchaser understands that no United States or Canadian federal, state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

        4.1     TRANSFER RESTRICTIONS.

                (a) The Securities may only be disposed of in the U.S. pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement (and any other applicable Transaction Document) and shall have the rights of a Purchaser under this Agreement.

                (b) The Purchasers agree to the imprinting on any certificate evidencing Securities, except as otherwise permitted by SECTION 4.1(C), of the restrictive legends in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws, and (ii) any securities exchange upon which such Securities may be listed:

                A. "NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON [CONVERSION][EXERCISE] OF THESE SECURITIES MAY BE PLEDGED TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2), (3) OR (7) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES. "

                B. "UNLESS PERMITTED UNDER CANADIAN SECURITIES LAWS, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DATE OF ISSUE OF THESE SECURITIES."

                (c) Certificates evidencing Securities shall not be required to contain the legend set forth in (x) SECTION 4.1(B) (and such legends shall be removed) following any sale of such Securities pursuant to the "Plan of Distribution" of an effective Registration Statement covering the resale of such Securities under the Securities Act and compliance with the prospectus delivery requirements of Section 5 of the Securities Act in connection with such resale,
(y) SECTION 4.1(B)(A) (and such legend shall be removed) (i) following any sale of such Securities in compliance with Rule 144 regulations or any other exemption from registration requirements, (ii) if such Securities are eligible for sale under Rule 144(k), and (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), and
(z) SECTION 4.1(B)(B) (and such legend shall be removed) four months and a day after the respective dates of issue of the Notes and Warrants comprising the Initial Units, the Notes and Warrants comprising the Additional Debt Units and the Unit Warrants. The Company shall cause its counsel to issue a legal opinion to the Company's U.S. transfer agent in connection with any transfer occurring after the Effective Date. In the case of clause (y) above, the Company shall have received an opinion of counsel of recognized standing, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such legend is no longer required. Following the Effective Date or at such earlier time as a legend is no longer required for certain Securities, as evidenced by the Company's receipt of the opinion described in the preceding sentence, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends provided in this Agreement, PROVIDED that certificates representing Warrants and Unit Warrants shall be required to contain the legend set forth in SECTION 4.1(B) until the exercise thereof. The Company may not make any notation on its records or give instructions to its U.S. transfer agent that enlarge the restrictions on transfer set forth in
SECTION 4.1(B).

                (d) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities to any Institutional Accredited Investor in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

        4.2     [Omitted].

        4.3 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding Common Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser; PROVIDED that the Company's obligation to issue the Securities may be limited by (i) the Issuable Maximum pursuant to SECTION 4.6(D) if shareholder approval is not obtained pursuant to SECTION 4.21, and (ii) in respect of KFOC, the KFOC Maximum pursuant to SECTION 4.6(E) if shareholder approval is not obtained pursuant to SECTION 4.21.

        4.4 FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of the Securities may reasonably request, all to the extent required from time to time to enable such Purchaser to sell such Securities without registration under the Securities Act and within the limitation of the exemptions provided by Rule 144.

        4.5 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that all Affiliates of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of Securities Act.

        4.6     RESERVATION AND LISTING OF SECURITIES.

                (a) The Company shall reserve a sufficient number of authorized Common Shares for issuance pursuant to the Transaction Documents in such number as may be required to fulfill its obligations in full under the Transaction Documents.

                (b) The Company shall do the following: (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of Common Shares at least equal to the greater of (x) the Required Minimum on the Initial Closing Date, and (y) the Required Minimum on the date of such application; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Common Shares on each such Trading Market or another Eligible Market.

                (c) If, on any date, the number of shares of Common Stock previously listed on a Trading Market is less than 125% of the Actual Minimum on such date, then the Company shall take the necessary actions to list on such Trading Market, as soon as reasonably possible, a number of Common Shares at least equal to the Required Minimum on such date; provided that the Company will not be required at any time to list a number of Common Shares greater than the maximum number of Common Shares that could possibly be issued pursuant to the Transaction Documents.

                (d) Notwithstanding any other provision in this Agreement, the maximum number of Common Shares that the Company may issue pursuant to the Transaction Documents shall not exceed 19.9% of all issued and outstanding Common Shares as of March 24, 2006 (the "ISSUABLE MAXIMUM") unless shareholder approval for issuances of Common Shares in excess of the Issuable Maximum is obtained pursuant to SECTION 4.21. If, at the time any Purchaser requests an exercise or conversion of any Securities, the Actual Minimum exceeds the Issuable Maximum, then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares not exceeding such Purchaser's pro-rata portion of the Issuable Maximum (based on such Purchaser's share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute "EXCESS SHARES" pursuant to SECTION 4.6(F) below.

                (e) Notwithstanding any other provision in this Agreement, the maximum number of Common Shares that the Company may issue to KFOC pursuant to the Transaction Documents may not exceed 5,221,677 Common Shares (the "KFOC MAXIMUM"), unless shareholder approval for issuances of Common Shares in excess of the KFOC Maximum is obtained pursuant to SECTION 4.21. If, at the time KFOC requests an exercise or conversion of any Securities, the Actual Minimum exceeds the Issuable Maximum, then the Company shall issue to KFOC a number of Underlying Shares not exceeding the KFOC Maximum, and the remainder of the Underlying Shares issuable in connection with such exercise or conversion (if any) shall constitute "EXCESS SHARES" pursuant to SECTION 4.6(F) below.

                (f) Any Purchaser whose receipt of Excess Shares upon exercise or conversion of the Securities is restricted based on the Issuable Maximum shall have the option, by notice to the Company, to require the Company to, within five Trading Days after such notice, pay cash to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the number of Excess Shares multiplied by the average of the VWAP for each of the five Trading Days immediately prior to the date of such notice or, if greater, the five Trading Days immediately prior to the date of payment (the "CASH AMOUNT"), upon which the Company shall have no further obligation to issue any such Excess Shares.

        4.7 CONVERSION AND EXERCISE PROCEDURES. The form of Exercise Notice included in the Warrants and the Unit Warrants, respectively, and the form of Conversion Notice included in the Notes set forth the totality of the procedures required in order to exercise the Warrants and the Unit Warrants, or convert the Notes under the Transaction Documents. Except as specifically described therein, no additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to exercise their Warrants and Unit Warrants, or convert their Notes. The Company shall honor exercises of the Warrants and Unit Warrants, and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

        4.8     SUBSEQUENT PLACEMENTS.

                (a) For so long as any Notes are outstanding, the Company will not effect any Subsequent Placement unless the Company shall have first complied with this SECTION 4.8(A).

                        (i) The Company shall deliver to each Purchaser a written notice (the "OFFER") of any proposed or intended issuance or sale or exchange of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer shall (v) identify and describe the Offered Securities,
                (w) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (x) have attached copies of any purchase agreement and any other documents in connection with the proposed Offer, (y) if known, identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (z) offer to issue and sell to or exchange with each Purchaser (A) a pro rata portion of 25% of the Offered Securities, based on one-half being allocated to the New Purchaser and its assignees and one-half being allocated to KFOC and its assignees (the "BASIC AMOUNT"), and (B) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities as such Purchaser shall indicate it will purchase or acquire attributable to the Basic Amounts of other Purchasers should the other Purchasers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                        (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the third (3rd) Trading Day following such Purchaser's receipt of the Offer (not including the day on which such Offer is received by such Purchaser) setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then each Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; PROVIDED, HOWEVER, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

                        (iii) The Company shall have fifteen (15) Trading Days from the expiration of the period set forth in SECTION 4.8(A)(II) above to consummate the issue, sale or exchange of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchasers (the "REFUSED SECURITIES"), but only to the offerees identified in the Offer, if any, and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons than those set forth in the Offer; PROVIDED that if the terms of any financing or market conditions change during such fifteen Trading Day period, any election under 4.8(a)(ii) shall be void and the Offered Securities must first be re-offered to Purchasers under and in accordance with this SECTION 4.8 prior to consummating any transaction described in the Offer.

                        (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in SECTION 4.8(A)(III) above), then each Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to
                SECTION 4.8(A)(II) above multiplied by a fraction, (x) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to SECTION 4.8(A)(II) above prior to such reduction), and (y) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with SECTION 4.8(A)(I) above.

                        (v) Upon the closing of an issuance, sale or exchange of all or less than all of the Refused Securities, each Purchaser shall acquire from the Company, and the Company shall issue to each Purchaser, the number or amount of Offered Securities specified in the applicable Notices of Acceptance, as reduced pursuant to SECTION 4.8(A)(IV) above if any Purchaser has so elected, upon the terms and conditions specified in the Offer. The purchase by a Purchaser of any Offered Securities is subject in all cases to the receipt of any necessary approvals (shareholder, third party or government) and preparation, execution and delivery by the Company and such Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser, the Company and their respective counsels. In addition, a Purchaser shall not be required to close the purchase of securities pursuant to this Section prior to three Business Days after all conditions to the closing have been satisfied.

                        (vi) Any Offered Securities not acquired by the Purchasers or other Persons in accordance with SECTION 4.8(A)(III) above may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

                (b) The restrictions contained in paragraph (a) of this Section shall not apply to Excluded Stock.

        4.9 SECURITIES LAWS DISCLOSURE; PUBLICITY. On the Initial Closing Date, and the Second Closing Date and any Unit Warrant Closing Date, if applicable, the Company shall furnish a Current Report on Form 6-K to the Commission describing the terms of the transactions contemplated by the Transaction Documents, and attaching the material Transaction Documents as exhibits to such Form 6-K (including all attachments, the "FORM 6-K"). On the Initial Closing Date, and on the Second Closing Date and any Unit Warrant Closing Date, if applicable, the Company shall also file with Canadian securities regulators a Material Change Report, if applicable, and issue and file with such authorities a press release describing the terms of the transactions contemplated by the Transaction Documents as required by Canadian Securities Laws, and attaching all required exhibits. From and at all times after the furnishing of the Form 6-K to the Commission or the filing of the Material Change Report and press release with the Canadian securities regulators, the Purchasers shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 6-K. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the New Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the furnishing of the Form 6-K to the Commission without the express written consent of the New Purchaser. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the New Purchaser or the Company shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 6-K and contemporaneously therewith, and (ii) as is required by applicable U.S. and Canadian laws and regulations or Trading Market requirements (provided that in the case of clause (i) the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the New Purchaser, or include the name of the New Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the New Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by U.S. or Canadian law or Trading Market regulations, in which case the Company shall provide the New Purchaser with prior notice of such disclosure.

        4.10 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and any other bona fide corporate purpose, other than to repurchase any Company equity or equity-equivalent securities. Immediately upon issuance of one or more of the Notes pursuant to the Second Closing, if any such Notes are issued, the Company shall use the net proceeds from the Second Closing to repay the principal and interest on the KFOC Credit Facility.

        4.11 INDEMNIFICATION. If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a "RELATED PERSON") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses, including the costs of any investigation, preparation and travel, and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, except to the extent that any such Losses result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person under the Transaction Documents or do not relate to the Company's obligations under the Transaction Documents. In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by
Section 6 of the Registration Rights Agreement. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons. The Company also agrees that neither the Purchasers nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the applicable Purchaser or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall promptly pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

        4.12 DEFAULT RATE. If the Company fails to make any cash payment required by any Transaction Document in full when due, then the Company shall pay interest thereon at a rate of 12% per annum (or such lesser maximum rate that is permitted to be paid under applicable law) from the date such payment was due until such amount, plus all such interest thereon, is paid in full.

        4.13 RIGHTS OF SHAREHOLDERS. Each time the Company delivers a notice or other communication to holders of the Common Shares it will contemporaneously deliver a copy of such notice or communication to the Purchasers only for so long as they own any Securities. The Company acknowledges and agrees that, for so long as a Purchaser holds any Securities (whether or not such Purchaser holds Common Shares) such Purchaser will be entitled to all rights and remedies with respect to the delivery of notice or other communication as are available to a holder of Common Shares under the Canada Business Corporations Act.

        4.14 SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any Affiliate of the Company that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect as of the date hereof (if any) or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of receiving Underlying Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

        4.15    INDEBTEDNESS.

                (a) So long as any Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Debt in excess of the Restricted Debt Amount then in effect, other than Permitted Debt.

                (b) So long as any Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens.

        4.16    [Omitted]

        4.17 NO IMPAIRMENT. At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that has a Material Adverse Effect on the rights of the Purchasers under any of the Transaction Documents.

        4.18    FUNDAMENTAL CHANGES.

                In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as not less than US$10,000,000 of Notes remains outstanding, the Company shall not without first obtaining the approval, by written consent, of the holders of a majority in principal amount of the Notes then outstanding:

                (a) effect any merger, arrangement, amalgamation or consolidation of the Company with or into another Person;

                (b) effect any sale of all or substantially all of the Company's assets in one or a series or related transactions;

                (c) effect any tender offer, exchange offer or issuer bid pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property;

                (d) effect any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Shares);

                (e) purchase, redeem (other than pursuant to equity incentive agreements with non-officer employees giving the Company the right to repurchase shares upon the termination of services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in shares of the Company) or make any other distribution with respect to, any share capital or any other securities that are convertible into or exercisable for such shares (other than the Notes and the Warrants);

                (f) change the nature of the Company's business to any business which is fundamentally distinct and separate from the business currently conducted by the Company; or

                (g) cause or permit any subsidiary of the Company (other than the companies holding the Company's joint venture property in Finland) directly or indirectly to take any actions described in clauses (a) through (f) above, other than issuing securities to the Company.

        4.19 REPAYMENT OF NOTES. Each of the parties hereto agrees that (a) all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of the Notes) will be paid pro rata to the holders thereof based upon the principal amount then outstanding to each of such holders, PROVIDED that, in the case of repayments of Notes made on dates when less than all outstanding Notes are subject to a scheduled repayment, repayments shall be considered pro rata if allocated among the holders of Notes subject to repayment on such date based on the principal amount then outstanding of Notes which are subject to payment on such date, and (b) except as otherwise set forth herein, all payments on the Notes shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.

        4.20 AMENDMENTS TO TRANSACTION DOCUMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

        4.21 SHAREHOLDER APPROVAL. The Company shall seek, and use its best efforts to obtain as soon as possible, but in no event later than the first annual meeting of the Company's shareholders following the Initial Closing Date (the "ANNUAL MEETING"), shareholder approval for (i) the issuance of any Common Shares in excess of the KFOC Maximum (the "KFOC PROPOSAL") which approval shall meet the requirements of the AMEX and the TSX, and (ii) the issuance of Common Shares in an aggregate amount in excess of the Issuable Maximum (the "EXCESS ISSUANCE PROPOSAL," together with the KFOC Proposal, the "SHAREHOLDER PROPOSALS") which approval shall meet the requirements of the AMEX and the TSX. The Company shall use its reasonable best efforts to issue proxy materials in connection with the Annual Meeting seeking approval of the Shareholder Proposals. The Company's Board of Directors shall recommend approval of the Shareholder Proposals by the Company's shareholders. The Company shall mail and distribute its proxy materials for the Annual Meeting to its shareholders at least 21 days prior to the date of the Annual Meeting and shall actively solicit proxies to vote for the Shareholder Proposals. To the extent they do not contain any material non-public information and relate to the Shareholder Proposals, the Company shall provide the Purchasers'counsel an opportunity to review and comment on such proxy materials by providing copies of such proxy materials and any revised version of such materials to such counsel at least five days prior to its mailing and distribution. The Company shall (i) furnish to each of the Purchasers and their respective counsel a copy of the Company's definitive proxy materials for the Annual Meeting and any amendments or supplements thereto promptly after the same are first mailed to shareholders, (ii) inform the Purchasers of the progress of solicitation of proxies for the Annual Meeting, and (iii) inform the Purchasers of any adjournment of the Annual Meeting and report the result of the vote of shareholders on the Shareholder Proposals at the conclusion of the Annual Meeting. If for any reason the Shareholder Proposals are not approved at the Annual Meeting or by June 30, 2006, upon instruction by 30 days advance notice from any Purchaser who would be eligible to receive a larger number of Common Shares had such KFOC Proposal or Excess Issuance Proposal been approved, subject to regulatory approval, the

Company will take such additional acts or actions as are necessary to hold a special meeting of its shareholders to consider the Shareholder Proposals and in conjunction therewith shall hire a nationally recognized proxy solicitation firm, selected by such Purchaser(s) which is reasonably satisfactory to the Company, to assist the Company in obtaining the necessary shareholder votes to approve the Shareholder Proposals. The Company shall bear all costs and expenses of the preparation and filing of any and all proxy materials and additional special meetings, including but not limited to the costs and expenses of the proxy solicitation firm if needed. Notwithstanding anything to the contrary contained in this SECTION 4.21, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, agents and counsel, not to, provide the New Purchaser or KFOC with any material nonpublic information in, or in connection with, the proxy materials for the Annual Meeting.

        4.22 RELATIONSHIP BETWEEN KFOC AND COMPANY. All transactions between KFOC and the Company will be conducted on an arm's length basis, and each such transaction will be on terms at least as favorable to the Company as could be obtained by it from a third party with no pre-existing relationship with the Company.

                                   ARTICLE V.
                                   CONDITIONS

        5.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of each Purchaser to acquire the Initial Units and the Unit Warrants at the Initial Closing, is subject to the satisfaction or waiver by such Purchaser, at or before the Initial Closing, of each of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Initial Closing as though made on and as of such date;

                (b) PERFORMANCE. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing;

                (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                (d) APPROVALS. All required approvals given in connection with the transactions contemplated by the Transaction Documents shall be valid and in effect as of the date of the Initial Closing;

                (e) NO SUSPENSIONS OF TRADING IN COMMON STOCK; LISTING. The Common Shares (i) shall be designated for quotation or listed on the Trading Markets, and (ii) shall not have been suspended by the Commission, a Canadian securities regulator or the Trading Markets from trading on the Trading Markets nor shall suspension by the Commission, a Canadian securities regulator or the Trading Markets have been threatened either (A) in writing by the Commission, a Canadian securities regulator or the Trading Markets, or (B) by falling below the minimum listing maintenance requirements of the Trading Markets; and

                (f) ADVERSE CHANGES. Since the date of execution of this Agreement, no event or series of events shall have occurred, which individually or in the aggregate, could be expected to have or result in a Material Adverse Effect.

        5.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Initial Units and the Unit Warrants at the Initial Closing, the Additional Debt Unit at the Second Closing and the Additional Units at any Unit Warrant Closing are subject to the satisfaction or waiver by the Company, at or before the Initial Closing, Second Closing or any Unit Warrant Closing, as applicable, of each of the following conditions, to the extent relevant:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made on and as of such date;

                (b) PERFORMANCE. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Initial Closing; and

                (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

                (d) APPROVALS. All required approvals given in connection with the transactions contemplated by the Transaction Documents shall be valid and in effect as of the date of the Initial Closing.

        5.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS AT THE SECOND CLOSING. In addition to the conditions set forth in SECTIONS 5.1 AND 5.2 of this Agreement, a Purchaser's obligations to purchase the Additional Debt Unit at the Second Closing shall be subject to the satisfaction or waiver by that Purchaser, at or before the Second Closing, of each of the following conditions:

                (a) ADVERSE CHANGES. Between the date hereof and the date of such Second Closing no event or series of events shall have occurred, which individually or in the aggregate, could be expected to have or result in a Material Adverse Effect.;

                (b) REPRESENTATIONS AND WARRANTIES. The Company shall make and restate each of its representations, warranties and covenants contained herein as of the date of such Second Closing;

                (c) PERFORMANCE. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Second Closing;

                (d) APPROVALS. All approvals given in connection with the Initial Closing shall be valid and in effect as of the date of the Second Closing;

                (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents to be effected by the Second Closing; and

                (f) NO SUSPENSIONS OF TRADING IN COMMON STOCK; LISTING. The Common Shares (i) shall be designated for quotation or listed on the Trading Markets, and (ii) shall not have been suspended by the Commission, a Canadian securities regulator or the Trading Markets from trading on the Trading Markets nor shall suspension by the Commission, a Canadian securities regulator or the Trading Markets have been threatened either (A) in writing by the Commission, a Canadian securities regulator or the Trading Markets, or (B) by falling below the minimum listing maintenance requirements of the Trading Markets.

        5.4 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PURCHASER PARTICIPATING IN ANY UNIT WARRANT CLOSING.

                (a) ADVERSE CHANGES. Between the date hereof and the date of such Unit Warrant Closing no event or series of events shall have occurred, which individually or in the aggregate, could be expected to have or result in a Material Adverse Effect.;

                (b) REPRESENTATIONS AND WARRANTIES. The Company shall make and restate each of its representations, warranties and covenants contained herein as of the date of such Unit Warrant Closing;

                (c) PERFORMANCE. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to any Unit Warrant Closing;

                (d) APPROVALS. All approvals given in connection with the Initial Closing shall be valid and in effect as of the date of the Unit Warrant Closing;

                (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents to be effected by the Unit Warrant Closing; and

                (f) NO SUSPENSIONS OF TRADING IN COMMON STOCK; LISTING. The Common Shares (i) shall be designated for quotation or listed on the Trading Markets, and (ii) shall not have been suspended by the Commission, Canadian securities regulators or the Trading Markets from trading on the Trading Markets nor shall suspension by the Commission, Canadian securities regulators or the Trading Markets have been threatened either (A) in writing by the Commission or the Trading Markets, or (B) by falling below the minimum listing maintenance requirements of the Trading Markets.

                                  ARTICLE VI.
                                  MISCELLANEOUS

        6.1 TERMINATION. This Agreement may be terminated by the Company or either Purchaser by written notice to the Company, if the Initial Closing has not been consummated by the fifth Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

        6.2 FEES AND EXPENSES. At the Initial Closing, the Company shall pay to New Purchaser Counsel US$50,000 and to KFOC Counsel US$50,000, in each case for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. In lieu of the foregoing payments, the Purchasers may retain the amount of such payments instead of delivering such amount to the Company at the Initial Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

        6.3 ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto and the Disclosure Letter, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (including the executed term sheet dated March 2, 2006), which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Initial Closing and the Second Closing and any Unit Warrant Closing Date, if applicable, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. Notwithstanding anything to the contrary herein, the Securities may be assigned to any Institutional Accredited Investor in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities. This Agreement does not modify any provision of the KFOC Credit Facility, or waive the right of any party to the KFOC Credit Facility to require full compliance with each agreement, term or condition contained in any agreement, instrument or document delivered by and binding upon a party thereto, except for any waiver with respect to any of the Transaction Documents or the transactions contemplated thereby which may be required pursuant to the KFOC Credit Facility

        6.4 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 P.M. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 P.M. (New York City time) on any date and earlier than 11:59 P.M. (New York City time) on such date,
(iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        6.5 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

        6.6 CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        6.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities provided such Person agrees in writing to be bound by the provisions thereof.

        6.8 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of SECTION 4.11 and may enforce the provisions of such Section directly against the Company.

        6.9     GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

                ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL

COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

        6.10 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Initial Closing and the Second Closing and any Unit Warrant Closing Date, if applicable, and the delivery, conversion and/or exercise of the Securities, as applicable. 6.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        6.12 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        6.13 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

        6.14 REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a replacement certificate or instrument, bearing the same restrictive legends, if any, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

        6.15 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        6.16 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        6.17 USURY. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "MAXIMUM RATE"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

        6.18 INDEPENDENT NATURE OF PURCHASERS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a group as that term is used in Section 13(d) of the Exchange Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Without limiting the generality of the foregoing, the New Purchaser, for itself and for any person or entity to which it may assign or transfer any interest in the Securities, hereby
(a) acknowledges that KFOC, in addition to being a lender to the Company under the KFOC Credit Agreement, the Notes and under any other lending agreement it and the Company (or a Subsidiary) may enter into at any time in the future, holds as of the date hereof in excess of 50% of the voting securities, and (b) waives as a condition to the entry by KFOC into this Agreement, any claim or cause of action, regardless of when arising, that may seek to limit, enjoin, hinder or reduce the full value, exercise or enjoyment by KFOC or any of its affiliates of any asset or right any of them may have with respect to the Company, or that might seek damages from KFOC or any of its affiliates as a result the exercise or failure to exercise any such asset or right, in each case solely to the extent such claim or cause of action is based on that ownership by KFOC or any of its affiliates of equity in the Company or the exercise by any of them of any right associated with such ownership (and, for purpose of clarity, excluding any claim based on or arising out of a violation by KFOC of any of its representations, warranties or covenants made in the Transaction Documents).

        6.19 ADJUSTMENTS IN SHARE NUMBERS AND PRICES. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                       NORTH AMERICAN PALLADIUM LTD.

                                       By:  "Ian M. MacNeily"(signed)
                                            Name: Ian M. MacNeily
                                            Title: Vice President, Finance & CFO

                                       Address for Notice:

                                            130 North Adelaide Street W., Ste.
                                            2116
                                            Toronto, Ontario, Canada M5H 3P5
                                            Telephone No.: (416) 360-2650
                                            Facsimile No.: (416) 360-7709
                                            Attn.:  Ian MacNeily

                                       With a copy to:

                                            Gowling, Lafleur Henderson LLP
                                            1 First Canadian Place, Ste. 1600
                                            100 King Street West
                                            Toronto, Ontario, Canada M5X 1G5
                                            Telephone No.: (416) 862-7525
                                            Facsimile No.: (416) 862-7661
                                            Attn.: Leslie Gord


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

                                       PURCHASERS:

                                       [PURCHASER]


                                       By:  "Authorized Signatory"
                                            Name:  _________________________
                                            Title: _________________________


                                       Address for Notice:


                                            Telephone No.:
                                            Facsimile No.:
                                            Attn:


                                       With a copy to:

                                            Proskauer Rose LLP
                                            1585 Broadway
                                            New York, New York 10036-8299
                                            Facsimile No.:
                                            Telephone No.:
                                            Attn:

                                       KAISER-FRANCIS OIL COMPANY


                                       By:  "Don Millican" (signed)
                                            Name: Don Millican
                                            Title: CFO


                                       Address for Notice:

                                            P.O. Box 21468
                                            Tulsa, Oklahoma 74121-1468
                                            Telephone No.:
                                            Facsimile No.:
                                            Attn: Chief Financial Officer


                                       With a copy to:

                                            Frederic Dorwart, Lawyers
                                            124 East 4th Street
                                            Tulsa, Oklahoma 74103-5010
                                            Telephone No.:
                                            Facsimile No.:
                                            Attn:

EXHIBITS

A      Form of Note
B      Registration Rights Agreement
C      Form of Warrant
D-1    Opinion of Company U.S. Counsel
D-2    Opinion of Company U.S. Counsel
E-1    Opinion of Company Canadian Counsel
E-2    Opinion of Company Canadian Counsel
F      Form of Unit Warrant